EXHIBIT 10.1
Countrywide Financial Corporation
Executive Contribution Account Plan

COUNTRYWIDE FINANCIAL CORPORATION
EXECUTIVE CONTRIBUTION ACCOUNT PLAN
Purpose
      The purpose of this Plan is to provide specified benefits to certain key employees of Countrywide Financial Corporation (the “Company”) (and participating subsidiaries) who are expected to contribute materially to the continued growth, development and future business success of the Company. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.
ARTICLE 1.
Definitions
      Unless otherwise clearly apparent from the context, the following phrases or terms shall have the following meanings:
1.1	“Account” shall mean, on any date, the sum of (i) the Initial Account Balance, (ii) the Company’s annual contributions hereunder, and (iii) earnings credited or debited to the Account, less (iv) any distributions made to the Participant or his Beneficiary hereunder. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts payable hereunder.

1.2	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 5, to receive benefits under this Plan upon a Participant’s death.

1.3	“Beneficiary Designation Form” shall mean the form established from time to time by the Committee to designate one or more Beneficiaries.

1.4	“Benefit Distribution Date” shall mean the date upon which a Participant becomes entitled to a distribution of his vested Account balance. Except with respect to Key Employees, a Participant’s Benefit Distribution Date shall be the date which is sixty (60) days following the date on which he has a Termination of Employment (including by reason of Retirement, death or Disability). A Key Employee’s Benefit Distribution Date shall be the last day of the six-month period immediately following the date on which the Participant has such a Termination of Employment.

1.5	“Board” shall mean the board of directors of the Company.

1.6	“Change in Control” shall mean the first to occur of any of the following events:
(a)	An acquisition (other than directly from the Company) of any common stock or other “Voting Securities” (as hereinafter defined) of the Company by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty five percent (25%) or more of the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of this Agreement, (1) “Voting Securities” shall mean the Company’s outstanding voting securities entitled to vote generally in the election of directors and (2) a “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (ii) the Company or any of its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)	The individuals who, as of September 13, 1996 are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)	The consummation of:
(i)	A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

(A)	the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, in the event that, immediately following the consummation of such transaction, a corporation beneficially owns, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation; and

(C)	no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty five percent (25%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of twenty five percent (25%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities or its common stock;
(ii)	A complete liquidation or dissolution of the Company; or

(iii)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

1.7	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time and any related regulations or other guidance issued thereunder.

1.8	“Committee” shall mean the committee described in Article 10.

1.9	“Company” shall mean Countrywide Financial Corporation, a Delaware corporation, and any successor thereto.

1.10	“Compensation” shall mean the sum of a Participant’s base salary and any cash incentive paid to the Participant during any Plan Year, in each case, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans, up to a maximum aggregate amount of three million dollars ($3,000,000).

1.11	“Disability” or “Disabled” shall mean a “disability”, as such term is defined in Code Section 409A.

1.12	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and any related regulations or other guidance issued thereunder.

1.13	“Initial Account Balance” of a Participant shall mean the amount set forth on the schedule attached hereto.

1.14	“Key Employee” shall mean any Participant who is a “key employee” within the meaning of Code Section 409A.

1.15	“Participant” shall mean any employee of the Company (or any participating subsidiary) who becomes a Participant in accordance with Section 2.1 hereof.

1.16	“Plan” shall mean the Countrywide Financial Corporation Executive Contribution Account Plan.

1.17	“Plan Year” shall mean the calendar year.

1.18	“Retirement”, “Retire(s)” or “Retired” shall mean a Participant’s separation from service with the Company on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five (55) with eleven (11) Years of Service.

1.19	“SERP” shall mean the Countrywide Financial Corporation Supplemental Executive Retirement Plan.

1.20	“Termination of Employment” shall mean a Participant’s separation from service with the Company for any reason other than Retirement, Disability, death or an authorized leave of absence (as determined in accordance with Code Section 409A).

1.21	“Unforeseeable Financial Emergency” shall mean an unforeseeable emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee, which shall interpret such term consistent with Code Section 409A.

1.22	“Years of Plan Participation” shall mean the total number of full Plan Years a Participant has been a Participant in the Plan prior to his or her Termination of Employment.

1.23	“Years of Service” shall mean the total number of full years in which a Participant has been employed by the Company. The Committee shall make a determination, in its sole discretion, as to whether any partial year of employment shall be counted as a Year of Service.

ARTICLE 2.
Participation
2.1	Participation. Any employee of the Company (or any participating subsidiary) who, on January 1, 2006, is (a) a Managing Director (or is employed in a more senior position) or (b) an Executive Vice President who has completed at least five (5) Years of Service as an Executive Vice President as of December 31, 2005, automatically shall become a Participant on January 1, 2006. On or after January 1, 2006, anyone who becomes a Managing Director (or is employed in a more senior position) or who completes five (5) Years of Service as an Executive Vice President automatically shall become a Participant on the first day of the calendar month next following the date on which the individual attains such status. Any employee who is a Participant in the SERP shall not be eligible to participate herein.
ARTICLE 3.
Accounts
3.1	Initial Account Balance. As of January 1, 2006, each Participant shall be credited with his or her Initial Account Balance, if any.

3.2	Company Contributions.
(a)	For each Plan Year, the Company shall make the following contribution to a Participant’s Account:

Percentage of
Position	Compensation
Senior Managing Director and above	5%

Managing Director	2%

Executive Vice President	1%
Such contribution shall be made no later than March 15th of the year following the year in which it is earned.
(b)	Notwithstanding the foregoing, the Company shall make no contribution for any Participant who (i) Retires or incurs a Termination of Employment prior to December 31st of the year with respect to which the contribution is being made, or (ii) incurs a Termination of Employment following December 31st but before the date on which the contribution is actually made, unless such Participant is fully vested in his Account as of the date of such Termination of Employment.
(c)	The Company shall have the right, but not the obligation, in its sole discretion, to make an additional contribution in any year, based upon its attainment of certain performance goals or targets set by the Compensation Committee of the Board of Directors (the “Compensation Committee”) for that year and communicated to the affected Participants. Any such targets and the amount of the discretionary contribution, if any, shall be established by the Compensation Committee within ninety (90) days of (i) the beginning of the applicable Plan Year or (ii) the date on which an individual first becomes a Participant.
3.3	Paid Leave of Absence. If a Participant is authorized by the Company to take a paid leave of absence or takes an unpaid leave of absence with the Company’s consent he shall continue to be entitled to a Company contribution while on such leave.

3.4	Vesting. A Participant shall vest in the balance in his Account upon (a) attaining age 65, or his death, or Disability while employed or (b) the completion of ten (10) Years of Service with the Company, plus the attainment of the earlier of age 55 or five Years of Plan Participation. Notwithstanding the foregoing, Participants shall vest in the balance in their Accounts upon a Change in Control.

3.5	Investment of Accounts. Each Participant shall be entitled to direct the investment of the amount in his Account in the manner and time, and among the investment media permitted under, the Company’s Executive Deferred Compensation Plan, and/or any other investment vehicle selected by the Company’s Investment Committee for Employee Benefit Plans (or any successor thereto). Notwithstanding the foregoing, such investments are for measurement purposes only, and a Participant’s election of any such investment fund, the allocation of his Account balance thereto, and the crediting or debiting of earnings thereon, shall not be considered or construed in any manner as an actual investment of his Account balance in any such investment media but shall at all times be a bookkeeping entry only. The Participant shall at all times remain an unsecured creditor of the Company.
ARTICLE 4.
Distributions
4.1	Payment of Benefit.
(a)	Upon a Participant’s death or Disability, he (or his estate or legal representative, as applicable) shall receive his vested Account balance in a single lump sum beginning on, and determined as of, his Benefit Distribution Date.

(b)	A Participant shall have the right to elect to receive his vested Account balance upon Retirement or Termination of Employment in either (i) a single lump sum or (b) an annuity payable in equal monthly installments over a period of five (5), ten (10) or fifteen (15) years, in each case, beginning on his Benefit Distribution Date. Such election shall be made in accordance with procedures established by the Committee, including any form the Committee deems appropriate. If a Participant does not make an election with respect to the payment of his benefit, he shall be deemed to have elected to receive a lump sum payment.
4.2	In-Service Distributions. Notwithstanding the foregoing, a Participant shall be entitled to an immediate distribution of all or a portion of his vested Account balance upon the occurrence of an Unforeseeable Financial Emergency, provided that the amount that may be distributed shall be limited to the lesser of the amount needed to relieve such Unforeseeable Financial Emergency or the maximum amount permitted by Code Section 409A (as determined by the Committee, in its sole discretion). No other in-service distributions are permissible, except to the extent such distribution is permitted by Code Section 409A.
ARTICLE 5.
Beneficiary Designation
5.1	Beneficiary. At the time an Employee becomes a Participant, he shall have the right to designate and/or change primary and/or contingent beneficiaries to receive any benefits payable under the Plan upon his death by completing and submitting a Beneficiary Designation Form to the Committee, together with any other form or information required by the Committee. The Beneficiary Designation hereunder may be the same as or different from such designation under any other plan of the Company. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled.

5.2	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

5.3	No Beneficiary Designation. If a Participant fails to designate a Beneficiary or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, the Participant’s designated Beneficiary shall be deemed to be his surviving spouse, or, if none, the executor or personal representative of the Participant’s estate.

ARTICLE 6.
Termination and Amendment
6.1	Termination and Amendment.
(a)	The Company reserves the right at any time, or from time to time, to amend or terminate the Plan by action of the Compensation Committee of the Board. Following a termination of the Plan, the balances in each Participant’s Account shall remain in the Plan until the Participant becomes eligible for a distribution in accordance with the terms of the Plan. Notwithstanding the foregoing, to the extent permissible under Code Section 409A and other applicable law, following a Change in Control, the Company shall be permitted to (i) terminate the Plan by action of the Board, and (ii) distribute the vested Account balances to Participants in a lump sum no later than twelve (12) months after a Change in Control, within the meaning of Section 409A of the Code.

(b)	Notwithstanding anything herein to the contrary, no amendment or modification shall decrease the value of a Participant’s vested Account balance at the time the amendment or modification is made.

(c)	Notwithstanding any provision of the Plan to the contrary, in the event that the Company, in its sole discretion, determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Code Section 409A, the Company may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan, and/or (ii) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Code Section 409A.
ARTICLE 7.
Administration
7.1	Committee Duties. Except as otherwise provided herein, the Plan shall be administered by the Company’s Administrative Committee for Employee Benefit Plans. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan, and (ii) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of the Plan, as may arise in connection with the Plan. A Committee member may be a Participant hereunder, but shall not vote or act on any matter relating solely to himself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company (including the Board or the Compensation Committee).

7.2	Agents. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative), and may from time to time consult with counsel.

7.3	Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

7.4	Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee, any employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, or any such employee.
ARTICLE 8.
Other Benefits and Agreements
8.1	Coordination with Other Benefits and Agreements. The benefits provided for a Participant (or Beneficiary, as applicable) under the Plan are in addition to any other benefits available to such Participant (or Beneficiary) under any other plan, program or agreement maintained by the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan, program or agreement, except as may otherwise be expressly provided.
ARTICLE 9.
Claims Procedures
9.1	Presentation of Claim. No claim for benefits under the Plan is necessary for payment to be made. Any Participant or Beneficiary of a deceased Participant who believes that he has not received timely all benefits to which he is entitled under the Plan (a “Claimant”) may deliver to the Committee a written claim for a determination with respect to such claim. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred and eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

9.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time, and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:
(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, in which case such notice must set forth, in a manner calculated to be understood by the Claimant:
(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 9.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
9.3	Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):
(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.
9.4	Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
ARTICLE 10.
Miscellaneous
10.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a), and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted (i) in a manner consistent with that intent, and (ii) in accordance with Code Section 409A.

10.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company (or any subsidiary). For purposes of the payment of benefits under this Plan, any and all of the assets of the Company (and its subsidiaries) shall be, and remain, general, unpledged and unrestricted assets. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

10.3	Company’s Liability. The Company’s liability for the payment of benefits shall be defined only by the Plan, and it shall have no obligation to a Participant or Beneficiary under the Plan except as expressly provided in the Plan.

10.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

10.5	Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company (or any subsidiary) and any Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can, subject to applicable law, be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company (or any subsidiary), in any capacity or to interfere with the right of the Company (or any subsidiary) to discipline or discharge the Participant at any time.

10.6	Furnishing Information. A Participant or his Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to, the Participant taking such physical examinations as the Committee may deem necessary.

10.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.8	Captions. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.9	Governing Law. Subject to ERISA, the provisions of the Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

10.10	Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
Countrywide Financial Corporation
4500 Park Granada
Calabasas, CA 91302
Attn: Chief Administrative Officer
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant, as reflected in the Company’s records.

10.11	Withholding. The Company shall withhold from any payments to be made to a Participant (or Beneficiary) under this Plan all federal, state and local income, employment and other taxes required to be withheld in connection with such payments, in amounts and in a manner to be determined in the Company’s sole discretion.

10.12	Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

10.13	Spouse’s Interest. The interest, if any, in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

10.14	Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

10.15	Incompetent. If the Committee determines, in its sole discretion, that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

10.16	Insurance. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of any Participant, in such amounts and in such forms as the Trust may choose. The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

IN WITNESS WHEREOF, the Company has signed this Plan document as of April 13, 2006.

Countrywide Financial Corporation

/s/ Marshall Gates

Marshall Gates,
Senior Managing Director,
Chief Administrative Officer